                                                                  EXHIBIT 99.1


                  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

These statements are provided to comply with the reporting requirements under the indenture for the 8 3/4% Senior Subordinated Notes due in 2008. The following condensed consolidating financial information illustrates the composition of the Parent Guarantor, Issuer, Guarantor Subsidiaries and non-guarantor subsidiaries. The Issuer, the Guarantor Subsidiaries and the non-guarantor subsidiaries comprise all of the direct and indirect subsidiaries of the Parent Guarantor. Management has determined that separate complete financial statements would not provide additional material information that would be useful in assessing the financial composition of the Guarantor Subsidiaries.

In December 1998, Mail-Well I Corporation ("Issuer" or "MWI"), the Company's wholly-owned subsidiary, and the only direct subsidiary of the Company, issued $300.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes ("Senior Notes") due in 2008. The Senior Notes are guaranteed by the majority of the U.S. subsidiaries (the "Guarantor Subsidiaries") of MWI, all of which are wholly owned, and by Mail-Well, Inc. ("Parent Guarantor"). The guarantees are joint and several, full, complete and unconditional. There are no material restrictions on the ability of the Guarantor Subsidiaries to transfer funds to MWI in the form of cash dividends, loans or advances, other than ordinary legal restrictions under corporate law, fraudulent transfer and bankruptcy laws.

Investments in subsidiaries are accounted for under the equity method, wherein the investor company's share of earnings and income taxes applicable to the assumed distribution of such earnings are included in net income. In addition, investments increase in the amount of permanent contributions to subsidiaries and decrease in the amount of distributions from subsidiaries. The elimination entries eliminate the equity method investment in subsidiaries and the equity in earnings of subsidiaries, intercompany payables and receivables and other transactions between subsidiaries.


                                     CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                          June 30, 2001
                                                          (in thousands)



                                                                         Combined      Combined
                                             Parent                     Guarantor    Nonguarantor
                                            Guarantor      Issuer      Subsidiaries  Subsidiaries   Eliminations    Consolidated
                                            ---------      ------      ------------  ------------   ------------    ------------

Current assets:
Cash and cash equivalents                   $      -    $         -    $      (626)  $       902    $         -     $        276
Receivables, net                                   -          2,399        138,825        38,213              -          179,437
Investment in accounts receivable
   securitization                                  -              -              -       122,974              -          122,974
Accounts receivable - other                        -        141,355       (123,105)        1,566              -           19,816
Inventories, net                                   -         51,399         89,626        22,071              -          163,096

Note receivable from Issuer                  147,436              -              -             -       (147,436)               -
Other current assets                              87         24,851         36,130         2,717        (10,506)          53,279
                                            --------    -----------    -----------   -----------    -----------     ------------
   Total current assets                      147,523        220,004        140,850       188,443       (157,942)         538,878

Investment in subsidiaries                   295,627        284,190         74,926             -       (654,743)               -
Property, Plant and Equipment, net                 -        130,454        338,256        84,062              -          552,772
Intangible assets, net                             -         47,735        420,890        82,870              -          551,495
Notes receivable from subsidiaries                 -        784,400              -             -       (784,400)               -
Other assets, net                              1,425         25,625         55,664         4,412        (41,500)          45,626
                                            --------    -----------    -----------   -----------    -----------     ------------
Total assets                                $444,575    $ 1,492,408    $ 1,030,586   $   359,787    $(1,638,585)    $  1,688,771
                                            ========    ===========    ===========   ===========    ===========     ============

Current liabilities:
Accounts payable                            $      -    $    53,098    $   122,842   $    19,195    $         -     $    195,135
Accrued compensation                               -         23,491         89,652         6,679              -          119,822
Other current liabilities                     10,922        181,398       (331,377)      185,262        (10,506)          35,699
Note payable to Parent                             -        147,436              -             -       (147,436)               -
Current portion of long-term debt                  -         32,994          2,590         5,960              -           41,544
                                            --------     ----------    -----------   -----------    -----------     ------------
   Total current liabilities                  10,922        438,417       (116,293)      217,096       (157,942)         392,200

Long-term debt                               139,063        704,015         13,879        12,658              -          869,615
Note payable to Issuer                             -              -        784,400             -       (784,400)               -
Deferred income taxes                              -         28,287         82,735        15,795        (21,508)         105,309
Other long-term liabilities                        -         26,062         20,924            63        (19,992)          27,057
                                            --------    -----------     ----------   -----------    -----------     ------------
   Total liabilities                         149,985      1,198,781        785,645       245,612       (983,842)       1,394,181

Shareholders' equity                         294,590        295,627        244,941       114,175       (654,743)         294,590
                                            --------    -----------    -----------   -----------    -----------     ------------
Total liabilities and shareholders'
   equity                                   $444,575    $ 1,492,408    $ 1,030,586   $   359,787    $(1,638,585)    $  1,688,771
                                            ========    ===========    ===========   ===========    ===========     ============


                                 CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                    December 31, 2000
                                                     (in thousands)




                                                            COMBINED       COMBINED
                                    PARENT                  GUARANTOR    NONGUARANTOR
                                  GUARANTOR     ISSUER    SUBSIDIARIES   SUBSIDIARIES     ELIM.     CONSOLIDATED
                                  ---------     ------    ------------   ------------     -----     ------------

Current assets:
Cash and cash equivalents          $      -   $    9,596   $    (9,846)    $    712    $         -   $      462

Receivables, net                          -        8,669       151,978       41,883              -      202,530
Investment in accounts receivable
   Securitization                         -            -             -       75,427              -       75,427
Accounts receivable - other               -       13,499         5,615        1,063              -       20,177
Inventories, net                          -       51,359        91,815       23,259              -      166,433
Note receivable from Issuer         147,436            -             -            -       (147,436)           -
                                   --------
Other current assets                    262       25,741        24,399        3,786           (181)      54,007
                                   --------   ----------   -----------     --------    -----------   ----------
   Total current assets             147,698      108,864       263,961      146,130       (147,617)     519,036
                                   --------

Investment in subsidiaries          385,505      357,592        64,348            -       (807,445)           -
Property, plant and
   equipment, net                         -      132,522       350,964       86,536              -      570,022
Intangible assets, net                    -       49,455       483,515       86,245              -      619,215
Note receivable from
   Subsidiaries                           -      784,400             -            -       (784,400)           -
Other assets, net                     3,481       55,581         1,101        4,001        (18,882)      45,282
                                   --------   ----------   -----------     --------    -----------   ----------

Total assets                       $536,684   $1,488,414   $ 1,163,889     $322,912    $(1,758,344)  $1,753,555
                                   ========   ==========   ===========     ========    ===========   ==========

Current liabilities:
Accounts payable                   $      -   $   32,446   $   107,569     $ 17,700    $         -   $  157,715
Accrued compensation                      -       24,556        31,144        7,486              -       63,186
Other current liabilities            11,768      100,773      (184,734)     155,374           (181)      83,000
Note payable to Parent                    -      147,436             -            -       (147,436)           -
Current portion of long-term debt         -       30,767         2,662        7,113              -       40,542
                                   --------   ----------   -----------     --------    -----------   ----------
   Total current liabilities         11,768      335,978       (43,359)     187,673       (147,617)     344,443
                                   --------

Long-term debt                      139,063      718,147        18,471       12,921              -      888,602
                                   --------
Note payable to issuer                    -            -       784,400            -       (784,400)           -
Deferred income taxes                     -       28,288        66,688       13,469              -      108,445
Other long-term liabilities               -       20,496        23,992          606        (18,882)      26,212
                                   --------   ----------   -----------     --------    -----------   ----------

   Total liabilities                150,831    1,102,909       850,192      214,669       (950,899)   1,367,702
                                   --------

Shareholders' equity                385,853      385,505       313,697      108,243       (807,445)     385,853
                                   --------   ----------   -----------     --------    -----------   ----------

Total liabilities and
   shareholders' equity            $536,684   $1,488,414   $ 1,163,889     $322,912    $(1,758,344)  $1,753,555
                                   ========   ==========   ===========     ========    ===========   ==========



                                    CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                           Three-months ended June 30, 2001
                                                    (in thousands)



                                                                 Combined      Combined
                                          Parent                 Guarantor   Nonguarantor
                                         Guarantor    Issuer   Subsidiaries  Subsidiaries  Eliminations  Consolidated
                                         ---------    ------   ------------  ------------  ------------  ------------

NET SALES                                $      -   $ 117,231    $ 391,286     $ 62,933      $       -    $ 571,450

COST OF SALES                                   -      94,770      302,712       46,865              -      444,347
                                         --------   ---------    ---------     --------      ---------    ---------

GROSS PROFIT                                    -      22,461       88,574       16,068              -      127,103

OTHER OPERATING COSTS                          92      17,765       74,473        7,182              -       99,512
                                         --------

RESTRUCTURING AND OTHER UNUSUAL CHARGES         -      15,725       11,756            1              -       27,482
                                         --------   ---------    ---------     --------      ---------    ---------

OPERATING INCOME (LOSS)                       (92)    (11,029)       2,345        8,885              -          109

OTHER (INCOME) EXPENSE
Interest expense                            1,739      19,476       20,064          800        (19,980)      22,099
Other (income) expense                     (1,978)    (17,625)        (606)         453         19,980          224
                                         --------   ---------    ---------     --------      ---------    ---------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES AND LOSS ON DISPOSAL           147     (12,880)     (17,113)       7,632              -      (22,214)

PROVISION (BENEFIT) FOR
  INCOME TAXES                                  -      (1,775)      (7,315)       3,436              -       (5,654)
                                         --------   ---------    ---------     --------      ---------    ---------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES AND LOSS ON DISPOSAL        147     (11,105)      (9,798)       4,196              -      (16,560)
                                                                                                          ---------
EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES                (92,672)    (81,567)       4,623            -        169,616            -
                                         --------   ---------    ---------     --------      ---------    ---------

INCOME (LOSS) BEFORE LOSS
  ON DISPOSAL                             (92,525)    (92,672)      (5,175)       4,196        169,616      (16,560)

LOSS ON DISPOSAL                                -           -      (75,965)           -              -      (75,965)
                                         --------   ---------    ---------     --------      ---------    ---------

NET INCOME                               $(92,525)  $ (92,672)   $ (81,140)    $  4,196      $ 169,616    $ (92,525)
                                         ========   =========    =========     ========      =========    =========



                                    CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                           Three-months Ended June 30, 2000
                                                    (in thousands)


                                                                Combined       Combined
                                      Parent                    Guarantor    Nonguarantor
                                     Guarantor      Issuer    Subsidiaries   Subsidiaries  Eliminations  Consolidated
                                     ---------      ------    ------------   ------------  ------------  ------------

NET SALES                            $      -     $ 110,180     $ 414,191      $ 60,531      $      -     $ 584,902

COST OF SALES                               -        88,856       313,326        45,617             -       447,799
                                     --------     ---------     ---------      --------      --------     ---------

GROSS PROFIT                                -        21,324       100,865        14,914             -       137,103

OTHER OPERATING COSTS                      59        17,822        70,970         7,321             -        96,172
                                     --------     ---------     ---------      --------      --------     ---------

OPERATING INCOME (LOSS)                   (59)        3,502        29,895         7,593             -        40,931

OTHER (INCOME) EXPENSE
Interest expense                        1,972        22,152         8,582        (1,190)       (7,572)       23,944
Other (income) expense                 (2,211)       (5,261)         (510)          203         7,572          (207)
                                     --------     ---------     ---------      --------      --------     ---------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES                            180       (13,389)       21,823         8,580             -        17,194

PROVISION (BENEFIT) FOR
  INCOME TAXES                              -        (4,935)        8,116         3,155             -         6,336
                                     --------     ---------     ---------      --------      --------     ---------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES                         180        (8,454)       13,707         5,425             -        10,858

EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES             11,064        21,141         4,590             -       (36,795)            -
                                     --------     ---------     ---------      --------      --------     ---------

INCOME FROM CONTINUING OPERATIONS      11,244        12,687        18,297         5,425       (36,795)       10,858

DISCONTINUED OPERATIONS                     -        (1,623)        2,009             -             -           386
                                     --------     ---------     ---------      --------      --------     ---------

NET INCOME                           $ 11,244     $  11,064     $  20,306      $  5,425      $(36,795)    $  11,244
                                     ========     =========     =========      ========      ========     =========


                                      CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                               Six-months Ended June 30, 2001
                                                       (in thousands)



                                                                      Combined      Combined
                                           Parent                     Guarantor   Nonguarantor
                                          Guarantor      Issuer     Subsidiaries  Subsidiaries  Eliminations  Consolidated
                                          ---------      ------     ------------  ------------  ------------  ------------

NET SALES                                 $      -     $ 230,054     $ 800,095     $ 131,188     $       -     $ 1,161,337

COST OF SALES                                    -       184,931       620,134        98,000             -         903,065
                                          --------     ---------     ---------     ---------     ---------     -----------

GROSS PROFIT                                     -        45,123       179,961        33,188             -         258,272

OTHER OPERATING COSTS                          183        35,716       150,862        15,460             -         202,221

RESTRUCTURING & OTHER UNUSUAL CHARGES            -        15,876        11,759          (153)            -          27,482
                                          --------     ---------     ---------     ---------     ---------     -----------

OPERATING INCOME (LOSS)                       (183)       (6,469)       17,340        17,881             -          28,569

OTHER (INCOME) EXPENSE
Interest expense                             3,477        38,244        39,432         2,452       (39,960)         43,645
Other (income) expense                      (3,954)      (34,907)         (840)          525        39,960             784
                                          --------     ---------     ---------     ---------     ---------     -----------


INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES AND LOSS ON DISPOSAL            294        (9,806)      (21,252)       14,904             -         (15,860)

PROVISION (BENEFIT) FOR
  INCOME TAXES                                   -          (429)       (9,353)        6,860             -          (2,922)
                                          --------     ---------     ---------     ---------     ---------     -----------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES AND LOSS ON DISPOSAL         294        (9,377)      (11,899)        8,044             -         (12,938)

EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES                 (89,196)      (79,819)       12,956             -       156,059               -
                                          --------     ---------     ---------     ---------     ---------     -----------

INCOME (LOSS) BEFORE LOSS
  ON DISPOSAL                              (88,902)      (89,196)        1,057         8,044       156,059         (12,938)
                                                                                                 ---------

LOSS ON DISPOSAL                                 -             -       (75,965)            -             -         (75,965)
                                          --------     ---------     ---------     ---------     ---------     -----------

NET INCOME                                $(88,902)    $ (89,196)    $ (74,908)    $   8,044     $ 156,059     $   (88,903)
                                          ========     =========     =========     =========     =========     ===========

                                      CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                               Six-months Ended June 30, 2000
                                                       (in thousands)


                                                           Combined       Combined
                                Parent                    Guarantor     Nonguarantor
                               Guarantor      Issuer     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                               ---------      ------     ------------   ------------  ------------   ------------

NET SALES                      $      -     $ 225,878     $ 737,399      $ 171,267      $      -     $ 1,134,544

COST OF SALES                         -       180,978       561,665        124,741             -         867,384
                               --------     ---------     ---------      ---------      --------     -----------

GROSS PROFIT                          -        44,900       175,734         46,526             -         267,160

OTHER OPERATING COSTS               101        34,707       120,114         25,840             -         180,762
                               --------     ---------     ---------      ---------      --------     -----------

OPERATING INCOME (LOSS)            (101)       10,193        55,620         20,686             -          86,398

OTHER (INCOME) EXPENSE
Interest expense                  4,088        39,164        15,678           (851)      (15,143)         42,936
Other (income) expense           (4,423)      (10,865)         (542)           358        15,143            (329)
                               --------     ---------     ---------      ---------      --------     -----------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES                      234       (18,106)       40,484         21,179             -          43,791

PROVISION (BENEFIT) FOR
  INCOME TAXES                        -        (6,896)       15,789          8,376             -          17,269
                               --------     ---------     ---------      ---------      --------     -----------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES                   234       (11,210)       24,695         12,803             -          26,522

EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARIES       26,955        40,863         8,749              -       (76,567)              -
                               --------     ---------     ---------      ---------      --------     -----------

INCOME FROM CONTINUING
  OPERATIONS                     27,189        29,653        33,444         12,803       (76,567)         26,522

DISCONTINUED OPERATIONS               -        (2,307)        2,009          1,356             -           1,058
                               --------     ---------     ---------      ---------      --------     -----------

INCOME BEFORE
   EXTRAORDINARY ITEM            27,189        27,346        35,453         14,159       (76,567)         27,580

EXTRAORDINARY ITEM                1,838          (391)            -              -             -           1,447
                               --------     ---------     ---------      ---------      --------     -----------

NET INCOME                     $ 29,027     $  26,955     $  35,453      $  14,159      $(76,567)    $    29,027
                               ========     =========     =========      =========      ========     ===========